                                                                     EXHIBIT 2.1

                   AGREEMENT FOR SALE AND PURCHASE OF ASSETS
                   -----------------------------------------
                          AND COVENANT NOT TO COMPETE
                          ---------------------------

     THIS AGREEMENT is made as of the 1st day of October, 1995, by and between ADVANTAGE HEALTHCARE, INC., a Tennessee corporation, having its principal place of business at 453 Cumberland Street, Chattanooga, Tennessee 37404 (hereinafter referred to as the "Seller" or "Corporation"), and BETA MEDICAL EQUIPMENT, INC., a Florida corporation, having its principal place of business at 4506 L. B. McLeod Road, Suite F, Orlando, Florida 32811 (hereinafter referred to as the "Buyer").

                             W I T N E S S E T H :

     WHEREAS, the Seller operates a home care business in the State of Tennessee (the "Business"); and

     WHEREAS, the Buyer desires to purchase from the Seller, certain assets of the Business, including but not limited to accounts receivable, notes receivable, inventory, fixed assets and motor vehicles, and also desires to purchase from the Seller all of the Seller's rights in: (a) the Medicare provider numbers and Medicaid provider numbers listed on the Schedule of Provider Numbers and Telephone Numbers attached hereto as Exhibit "A"; (b) the Patients' List of the Business attached hereto as Exhibit "B"; (c) the telephone numbers listed on the Schedule of Provider Numbers and Telephone Numbers attached hereto as Exhibit "A"; (d) all of the Seller's prepaid assets; and (e) all other assets of any kind owned and utilized by Seller in the Business, excluding cash and real estate holdings (together as herein described sometimes referred to as the "Assets"). Buyer also desires to purchase from the Seller, and the Seller desires to sell to Buyer, a covenant not to compete as described in paragraph 16 hereof (the "Covenant Not to Compete").

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1.   Sale of Assets and Covenant Not to Compete. The Seller shall, on
          ------------------------------------------
          the Effective Date referred to below:

          (a)  Accounts Receivable; Notes Receivable.  Sell, assign and
               -------------------------------------
               transfer to the Buyer all of the Seller's rights, title and interest in the accounts receivable and notes receivable of the Business set forth on the Schedule of Accounts Receivable Data attached hereto as Exhibit "C" and by this reference made a part hereof;

          (b)  Inventory; Fixed Assets.  Sell, assign and transfer to the
               -----------------------
               Buyer all of the Seller's rights, title and interest in the inventory and fixed assets of the Business set forth on the Schedule of Inventory and Fixed Assets attached hereto as Exhibit "D" and by this reference made a part hereof; and

          (c)  Motor Vehicles.  Sell, assign and transfer to the Buyer all of
               --------------
the Seller's rights, title and interest in the motor vehicles of the Business set forth on the Schedule of Motor Vehicles attached hereto as Exhibit "E" and by this reference made a part hereof; and

          (d)  Other Assets.  Sell, assign and transfer to the Buyer all of the
               ------------
Seller's rights, title and interest in: (i) the Medicare provider numbers and Medicaid provider numbers listed on the Schedule of Provider Numbers and Telephone Numbers attached hereto as Exhibit "A"; (ii) the patients' list of the Business, as described in Exhibit "B"; (iii) the telephone numbers listed on the Schedule of Provider Numbers and Telephone Numbers attached hereto as Exhibit "A"; (iv) all of the Seller's prepaid assets; and (v) all other assets of any kind owned and utilized by Seller in the Business, excluding cash and real estate holdings.

          (f)  Covenant Not to Compete.  Grant to Buyer, the Covenant Not to
               -----------------------
               Compete.

     2.   Purchase Price.
          --------------

          (a)  Purchase Price.  The purchase price for the Assets and the
               --------------
Covenant Not to Compete shall be TWO MILLION SIX HUNDRED THOUSAND DOLLARS ($2,600,000.00) in cash (the "Cash Consideration"), plus 56,281 shares of the common stock, par value $.0002, of RoTech Medical Corporation, a Florida corporation (the "RoTech Stock") (the Cash Consideration and RoTech Stock are sometimes herein referred to together as the "Purchase Price"), which RoTech Stock shall be issued with certificates titled in the name of the Seller and having the following legends printed thereon: the restrictive legend required by paragraph 5(f) hereof. The Purchase Price shall be allocated among the Assets and the Covenant Not to Compete in the manner set forth on the Allocation Schedule attached hereto as Exhibit "F" and by this reference made a part hereof, and both parties hereto expressly consent to the allocation stated therein.

          (b)  Method of Payment.  The Cash Consideration of $2,600,000.00 (less
               -----------------
the $165,000.00 payable to Baker and Associates) will be paid to on the Closing Date by wired funds to Seller's account number against and in consideration of the Assets and Covenant Not to Compete. Seller agrees that Baker and Associates has acted as their representative and broker in connection with the transactions contemplated by this Agreement. Accordingly, Seller agrees that Buyer shall be authorized to withhold from its payment of the Cash Consideration the amount of $165,000.00, payable by Seller to Baker and Associates and to disburse said amount directly to Baker and Associates. The RoTech Stock shall be pledged pursuant to the terms of that certain Stock Pledge and Security Agreement, in the form attached hereto as Exhibit "G" and by reference made a part hereof (the "Pledge Agreement"), and shall be placed in escrow for a period of twenty-four
(24) months (the "Escrow Period") with the law firm of Winderweedle, Haines, Ward & Woodman, P.A. ("WHWW"), to be held by WHWW pursuant to the terms of that certain Escrow Agreement, in the form attached hereto as Exhibit "H" and by reference made a part hereof (the "Escrow Agreement"). The Buyer shall cause the RoTech Stock to be delivered directly to Escrow Agent within thirty (30) days from the date first written above. The parties hereto acknowledge that the RoTech Stock being placed in escrow is subject to reduction pursuant to paragraph 6(a) hereof.

          (c)  Indemnity Against Creditors Claims; No Assumption of Liabilities.
               ----------------------------------------------------------------
The Seller has requested the Buyer to waive the requirements of the bulk sales and transfer laws of the State of Tennessee. Seller agrees to indemnify Buyer and hold Buyer harmless against all claims made by creditors of the Seller which relate to the Business, including, but not limited to reasonable attorney's fees and costs in defending such claims.

     The Seller represents that there are no trade liabilities of any nature (accrued, absolute, contingent or otherwise), liens, encumbrances, or security interests on any of the Assets. Notwithstanding anything contained in this Agreement to the contrary, the Buyer expressly states that it is assuming no existing liabilities of any kind in connection with its purchase of the Assets.

     3. Existing Obligations. The Seller represents and warrants that, to the
        --------------------
best of its knowledge and belief, the debts, liabilities and obligations listed on the Schedule of Liabilities attached hereto as Exhibit "I" is complete and accurately reflects all of Seller's "Existing Obligations" (as hereinafter defined) as of the Closing Date. The term "Existing Obligations" shall mean and refer to all of the Seller's debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) on the Closing Date, including but not limited to any and all accounts payable, notes payable, trade payables, lease obligations not assumed by Buyer, indebtedness for borrowed money, accrued interest, contractual obligations not assumed by Buyer, etc. The Seller acknowledges that the purchase price for the Assets is based on the accuracy of Seller's representations and warranties contained in this Agreement, including but not limited to the Seller's representations and warranties contained in this paragraph 3.

     4.   Right of Offset Against the RoTech Stock.   In the event that:
          ----------------------------------------
(i) the Buyer pays for any debts or liabilities of Seller ("Liabilities Deficiencies"), or (ii) the aggregate value of the Corporation's collectible accounts receivable as of September 30, 1995, are determined to be less than $170,000, as determined by actual cash collections of such receivables during the twelve (12) month period immediately following the Closing Date (the "Asset Value Deficiency"), or (iii) the Corporation has, since September 1, 1995 except as disclosed on an exhibit hereto, made expenditures or incurred obligations or liabilities, except in the ordinary course of business; discharged or satisfied any liens or encumbrances, except in the ordinary course of business, declared or made any shareholder payment or distribution or purchased or redeemed any of its common capital stock or agreed to do so; mortgaged, pledged or subjected to lien or encumbrance any of its assets except in the ordinary course of business; sold or transferred any assets; suffered any damage or loss (whether or not covered by insurance), materially affecting its properties; waived any rights of substantial value; or entered into any transaction other than in the ordinary course of business (the "Subsequent Event Deficiency"), or (iv) any debts, liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise), other than those subject to subparagraphs (i) through (iii) of this paragraph 4 (the "Obligations"), become known, are uncovered or arise after the Closing Date, which Obligations pertain to any actions, omissions, debts, liabilities or obligations of the Corporation or any of its shareholders, created or arising on or before the Closing Date (said Obligations hereinafter referred to as the "Contingent Liability"); then, and in any of such events, RoTech shall have the right, for a period of twenty-four (24) months from the Closing Date, to make offset against the RoTech Stock, in accordance with the terms and conditions of the Pledge Agreement and Escrow Agreement, in amounts from time to time equal to any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, or is uncovered during the twenty-four (24) month period after the Closing Date, and Seller agrees to pay said amounts to Buyer immediately upon written request from Buyer to Seller. During the twenty-four (24) month period following the Closing Date, in the event Buyer makes written request to Seller hereunder and Seller fails to make the requested payment within thirty (30) days from the date of such written request (said thirty (30) day period hereinafter referred to as the "Notice Period"), Buyer shall have the right to make offset against the RoTech Stock, in accordance with the terms and conditions of the Pledge Agreement and Escrow Agreement, in amounts from time to time equal to the amount of any Liabilities Deficiency, Asset Value Deficiency, Subsequent Event Deficiency or Contingent Liability which becomes known, is uncovered during the twenty-four
(24) month period following the Closing Date, and the Corporation agrees to allow Buyer to make offset against the RoTech Stock as herein provided. In the event an offset against the RoTech Stock is to occur, an offset against one share of RoTech Stock shall have the effect of reducing any amounts owed Buyer by $24.875. Buyer's right of offset against the RoTech Stock shall terminate on that date which is twenty-four (24) months from the Closing Date (the "Release Date"), provided, however, that notwithstanding anything contained in this Agreement or in the Pledge Agreement or Escrow Agreement to the contrary, the right of offset shall extend past the Release Date in the event a claim is in dispute at the time of the Release Date and, in such instance, the right of offset shall not terminate until after the settlement of such claim or claims. In the event the right of offset is extended past the Release Date because a claim is in dispute, RoTech Stock having a value of twice the amount of the claim asserted by Buyer (using $24.875 per share in such calculation) shall continue to be held in escrow past the Release Date until such claim is resolved, with the remaining shares of RoTech Stock released to Seller within fifteen (15) days after the Release Date. The prevailing party shall be entitled to reimbursement of the amount of any reasonable legal fees and expenses (including court costs and the costs of appeal) incurred to enforce the collection of amounts owed Buyer by Seller hereunder.

     5.   Characteristics of RoTech Stock.
          -------------------------------

          (a)  Investment.  The RoTech Stock which the Seller is acquiring
               ----------
hereunder is being acquired for Seller's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof for the purposes of the Securities Act of 1933, as amended (the "Securities Act").

          (b)  Securities Not Registered.  The Seller understands that the
               -------------------------
RoTech Stock has not been registered under the Securities Act on the ground that the issuance of such securities hereunder is exempt from registration under the Securities Act and that Buyer's reliance on such exemption is predicated on Seller's representations set forth in this paragraph 5.

          (c)  Rule 144.  The Seller acknowledges that the RoTech Stock must be
               --------
held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Seller is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions. Rule 144 requires, among other things, that current information on the issuer be available to the public and that the shareholder intending to sell under the Rule hold the shares for at least two
(2) years. In the event any of the RoTech Stock held by Seller becomes eligible for sale pursuant to Rule 144, and an opinion of Buyer's counsel is necessary to effectuate the transfer of RoTech Stock thereunder, Seller or any subsequent holder of the RoTech Stock shall bear the costs of obtaining such opinion of counsel, up to $275.00 for each opinion of counsel issued in connection with transfers under Rule 144. Buyer shall process any requests for transfer of RoTech Stock pursuant to Rule 144 in an efficient and prompt manner.

          (d)  Access to Data.  Seller has received and reviewed information
               --------------
about RoTech and has had an opportunity to ask questions of, and receive answers from, Buyer concerning RoTech's business, management, legal and financial affairs and to obtain additional information (to the extent Buyer possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished. Seller also had the opportunity to inspect RoTech's facilities. Seller understands that such discussions, as well as any written information issued by RoTech, were intended to describe the aspects of RoTech's business and prospects which it believes to be material, but were not necessarily a thorough or exhaustive description.

          (e)  Risks.  Seller is experienced in evaluating and investing in
               -----
high risk companies such as Buyer and by reason of its business and financial experience has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and has the ability to bear the economic risk of its investment.

          (f)  Restrictive Legends.  Each certificate representing RoTech
               -------------------
Stock, including any securities issued as a dividend or other distribution with respect to, in exchange for, or in replacement of such RoTech Stock shall be stamped or otherwise imprinted with the following legend as well as any other legends required by applicable state securities laws:

          The securities represented by this stock certificate or warrant have been acquired pursuant to an investment representation on the part of the purchaser thereof and shall not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, by the purchaser except upon the issuance to the company of a favorable opinion of its counsel and/or the submission to the company of such other evidence as may be satisfactory to counsel to the company, in either case to the effect that any such transfer shall not be in violation of the Securities Act of 1933, as amended, and applicable state securities laws.

          (g)  No Registration Rights.  Seller acknowledges that it possesses
               ----------------------
no rights whatsoever to have any of the RoTech Stock registered.

     6.   Contingent Reduction of Shares of RoTech Stock; Put Option.
          ----------------------------------------------------------

          (a)  Contingent Reduction of Shares of RoTech Stock.
               ----------------------------------------------

               (1)  Terms of Reduction.  In the event the "First Two Year's
                    ------------------
Average Operating Profits" of the "Purchased Entity" is less than EIGHT HUNDRED THOUSAND DOLLARS ($800,000.00) (the "Threshold Amount"), the number of shares of RoTech Stock required to be delivered by Buyer to Seller at the end of the Escrow Period shall be reduced by .2010 shares of RoTech Stock for every ONE DOLLAR ($1.00) of the First Two Year's Average Operating Profits during the Measurement Period below the Threshold Amount, rounded to the nearest full share, with Buyer retaining complete title to and possession of such shares as if Buyer were at all times the sole owner of such shares. For example, in the event the First Two Year's Average Operating Profits of the Purchased Entity during the Measurement Period is SEVEN HUNDRED THOUSAND DOLLARS ($700,000.00), the difference from the Threshold Amount of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) would result in a reduction hereunder of 20,100 shares of RoTech Stock ($100,000 x .2010), with all of such shares being returned to Buyer by the Escrow Agent upon final determination of the First Two Year's Average Operating Profits and with the balance of 36,181 shares of RoTech Stock (less any offsets pursuant to paragraph 4 hereof) delivered to Buyer at the end of the Escrow Period. In the event all of the assets or capital stock of the Buyer is to be sold to a third party, Buyer covenants to negotiate as part of any such transaction, the preservation of the terms of this subparagraph. In the event that the Operating Profits of the Purchased Entity are less than the Threshold Amount, the parties agree that the sole consequence under this Agreement shall be the reduction in the number of shares of RoTech Stock required to be delivered by Buyer to Seller at the end of the Escrow Period. If said reduction results in return of all of the RoTech Stock to Buyer, there shall be no other liability of Seller to Buyer solely for failure to equal or exceed the Threshold Amount.

               (2)  Certain Definitions.  The term "First Two Year's Average
                    -------------------
Operating Profits" shall have the definition set forth on Exhibit "J" attached hereto. The term "Purchased Entity" shall mean that division of the Buyer which represents the Business purchased from Seller hereunder. The Measurement Period shall mean that period commencing October 1, 1995 and ending September 30, 1997. During the Measurement Period, the Buyer shall maintain separate accounting records for the Purchased Entity to track the First Two Year's Average Operating Profits during the Measurement Period. The term "Delivered RoTech Shares" shall mean the total number of shares of RoTech Stock actually delivered to Seller by Buyer by the end of the Escrow Period, reflecting all reductions pursuant to paragraph 6(a)(1) hereof and all offsets pursuant to paragraph 4 hereof. The Delivered RoTech Shares shall be issued with certificates titled in the name of the Seller and having the following legends printed thereon: the restrictive legend required by paragraph 5(f) hereof.

          (b)  Put Option.
               ----------

               (1)  Amount and Price.  The Seller shall have the right to
                    ----------------
require Buyer to repurchase some or all of the Delivered RoTech Shares received by Seller pursuant to this Agreement (sometimes herein referred to as the "Option Shares") at a repurchase price of $24.875 per share (the "Option Price").

               (2)  Restrictions On Exercise.  This Put Option is not
                    ------------------------
negotiable but Seller may submit Option Shares for redemption by Buyer at the applicable Option Price during the period commencing October 1, 1997 and ending September 30, 1998, but only with respect to Option Shares representing RoTech Stock which has been released to Seller from the escrow arrangement. This Put Option may only be exercised in blocks of 5,000 shares or more, is not assignable in any respect and can only be exercised by Seller.

               (3)  Term of Option.  All Option Shares submitted pursuant to
                    --------------
this Put Option must be delivered to the executive offices of Buyer, at the address set forth on page 1 hereof (or at such other address as is communicated by Buyer to Seller in writing). At 5:00 p.m., E.S.T., September 30, 1998, this Put Option shall expire and shall thereafter have no prospective effect.

               (4)  Exercise of Put Option and Delivery of Shares.  To validly
                    ---------------------------------------------
exercise this Put Option, Seller must execute a statement in which Seller warrants that it has full and clear title to the applicable Option Shares, free of all liens and encumbrances. Such statement must be accompanied by original stock certificates evidencing not less than the number of Option Shares for which the option exercise is made. Further, such certificates must be accompanied by a validly executed stock power, with signature guaranteed by a member of the New York Stock Exchange (and who is also a member of the Medallion Group) or a commercial bank who is a member of the Federal Reserve System (and who is also a member of the Medallion Group).

               (5)  Settlement.  Settlement for any Option Shares redeemed
                    ----------
pursuant to this Put Option shall occur on that day which is thirty (30) business days from the day such Option Shares are submitted to Buyer with all required documentation. Such payment shall be made without interest.

     7.   Effective Date.  The effective date for the transaction contemplated
          --------------
under this Agreement will be October 1, 1995 (herein sometimes referred to as the "Effective Date"). The date on which this Agreement is fully executed by both the Seller and Buyer is herein sometimes referred to as the "Closing Date".

     8.   Asset Condition and Quality.    All Assets of Seller to the best of
          ---------------------------
Seller's knowledge are free of defects and in good working order, condition and repair, except for ordinary wear and tear. All of the Assets on the Closing Date shall conform in all material respects with all applicable ordinances, regulations, zoning and other laws.

     9.   Instruments of Conveyance and Transfer.  At the Closing:
          --------------------------------------

          (a) The Seller will deliver to the Buyer such bills of sale, assignments and other good and sufficient instruments of conveyance and transfer in form sufficient to sell, assign and transfer the Assets, such documents to contain full warranties of title, and which documents shall be effective to vest in the Buyer good, absolute, and marketable title to the Assets of the Business being transferred to the Buyer by Seller, free and clear of all liens, charges, encumbrances and restrictions of any kind, except as disclosed on Exhibits hereto.

          (b) Simultaneously with such delivery, the Seller will take all steps as may be requisite to put the Buyer in actual possession, operation and control of the Assets to be transferred hereunder.

     10.  Sales and Transfer Taxes Fees.  All applicable sales, transfer, use,
          -----------------------------
filing and other taxes and fees that may be due or payable as a result of the conveyance, assignment, transfer or delivery of the Assets of the Business to be conveyed and transferred as provided herein, whether levied on the Seller or the Buyer, shall be borne by the Buyer, and the Buyer indemnifies the Seller in the event the Seller incurs expenses pertaining to such taxes and fees.

     11.  Restrictions on Operations of Seller.  Except as disclosed on
          ------------------------------------
Exhibits hereto, since September 1, 1995, through the Closing Date, the Seller has not, except in the ordinary course of business:

          (a)  Sold, assigned or transferred any Assets;

          (b) Mortgaged, pledged, created a security in or otherwise encumbered any Assets;

          (c) Entered into any contract or transaction binding the Business other than contracts or transactions entered into in the ordinary course of business;

          (d) Incurred any liabilities or indebtedness other than in the ordinary course of business; or


          (e) Made any distribution of any kind to any of its shareholders, except as disclosed on the Schedule of Distributions to Shareholders attached hereto as Exhibit "K".

     12.  Representations and Warranties by Seller.  As a material inducement
          ----------------------------------------
to the Buyer to execute and perform its obligations under this Agreement, the Seller hereby represents and warrants to the Buyer as follows:

          (a)  Organization of Seller.  Seller is a corporation duly organized,
               ----------------------
validly existing and in good standing under the laws of the State of Tennessee and has requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the terms and provisions of this Agreement.

          (b)  Litigation.  Except as set forth on the Schedule of Proceedings
               ----------
attached hereto as Exhibit "Q," there are no actions, suits or proceedings affecting the transferred Assets which are pending or threatened against Seller or effecting any of its properties or rights, at law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign, nor is Seller or any of its officers or directors aware of any facts which to it or their knowledge might reasonably be expected to result in any such action, suit or proceeding. Seller is not in default with respect to any order or decree of any court or of any such governmental agency or instrumentality.

          (c)  Compliance with Laws and other Instruments.  The Seller is not in
               ------------------------------------------
violation of any term or provision of any charter, bylaw, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation, and the execution and delivery of and performance and compliance with this Agreement will not result in the violation of or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien, encumbrance or charge upon any of the properties or assets of the Seller pursuant to any such term or provision.

          (d)  Corporate Acts and Proceedings.  The sale and transfer of the
               ------------------------------
Assets by the Seller, as provided for in this Agreement, have been or will be approved and consented to by the Board of Directors of the Seller and by the requisite number of holders of its outstanding capital stock, and all action required by any applicable law by the stockholders of the Seller with regard to such sale or transfer of the Assets by Seller, have been appropriately authorized and accomplished.

          (e)  Title to Assets.  Seller has good and indefeasible title to all
               ---------------
of the Assets being sold to Buyer pursuant to this Agreement, subject to only those liens disclosed on Exhibits hereto.

          (f)  No Default.  Seller is not in material default in any respect
               ----------
under any of the contracts, agreements, leases, documents or other commitments to which it is a party or otherwise bound.

          (g)  Brokers.  Seller agrees that Baker and Associates has acted as
               -------
their representative and broker in connection with the transactions contemplated by this Agreement. Accordingly, Seller agrees that Buyer shall be authorized to withhold from its payment of the Cash

Consideration the amount of $165,000.00, payable by Seller to Baker and Associates and to disburse said amount directly to Baker and Associates. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly between Buyer and Seller without the intervention or assistance of any party other than Baker and Associates (other than to provide accounting or legal counsel). No party to this Agreement, nor any third party, other than Baker and Associates, has any right or claim to any commission, brokerage fee or other compensation relative to this Agreement or the transactions contemplated hereby. Seller agrees that Buyer shall have no obligation for payment of any fees or commissions to Baker and Associates other than to withhold a portion of the Purchase Price as set forth in this paragraph
(g) and to disburse the same. Buyer warrants that it has not become obligated to any broker or agent for any fee or commission.

          (h)  Employment Contracts; Employees.  There are no written contracts
               -------------------------------
of employment between Seller and any officer or other employee of the Business. The information contained on the Schedule of Personnel Payrates and Advances attached hereto as Exhibit "L" is accurate and complete.

          (i)  Employee Benefit Plans.  Seller has no pension, bonus, profit-
               ----------------------
sharing, or retirement plans for officers or employees of the Business, nor is Seller required to contribute to any such plan.

          (j)  Insurance.  All inventories, buildings and fixed assets owned or
               ---------
leased by Seller are and will be adequately insured against fire and other casualty through the Closing Date. The information contained on the Schedule of Insurance Policies, attached hereto as Exhibit "M", is accurate and complete.

          (k)  Disclosure.  No representation or warranty by Seller in this
               ----------
Agreement or in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact, of which the Seller or any of its directors or stockholders have knowledge or notice required to make the statements herein or therein contained not misleading.

          (l)  Officers, Directors and Shareholders.  As of the Closing Date,
               ------------------------------------
Patricia M. Jones, Douglas A. Jones and J. Thomas Kinser, Jr. are all of the shareholders of the Seller and the following individuals are the officers and directors of the Seller:

     Name                      Office/Position
     ----                      ---------------

     Patricia M. Jones         President/Director
     Douglas A. Jones          Secretary
     J. Thomas Kinser, Jr.     Treasurer

          (m)  Cash Receipts.  The information contained on the Schedule of
               -------------
Collections for the period commencing October 1, 1994, and ending September 30, 1995, attached hereto as Exhibit "N", is accurate and complete.

          (n)  Accounts Receivable.  The information contained on the Schedule
               -------------------
of Accounts Receivable Data as of September 30, 1995, attached hereto as Exhibit "C", is accurate and complete, of which $170,000 is collectible within twelve
(12) months.

          (o)  Inventory and Fixed Assets.  The information contained on the
               --------------------------
Schedule of Inventory and Fixed Assets as of September 30, 1995, attached hereto as Exhibit "D", is accurate and complete.

          (p)  Leases, Contracts and Agreements.  The information contained on
               --------------------------------
the Schedule of Leases, Contracts and Agreements as of September 30, 1995, attached hereto as Exhibit "O", is accurate and complete.

          (q)   Tax Returns and Financial Statements.  Seller has furnished
                ------------------------------------
Buyer with tax returns (the "Tax Returns") for the periods ended December 31, 1993, and December 31, 1994 and has furnished Buyer with financial statements (the "Financial Statements") for the periods ended December 31, 1994, June 30, 1995, August 31, 1995 and September 30, 1995 (the "Financial Statement Dates"), copies of which are attached hereto as Exhibit "P" and by this reference made a part hereof. The Financial Statements: (i) are in accordance with the books and records of the Seller; (ii) fairly represent the financial condition of the Seller at such date and the results of its operations for the periods specified;
(iii) were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; (iv) with respect to all contracts and commitments of the Seller, reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income; and
(v) with respect to any balance sheets, disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent, or otherwise) of the Seller at the Financial Statement Dates and include the appropriate reserves for all taxes and other accrued liabilities, except that certain contingent liabilities, if not disclosed on such balance sheets, shall be considered to be disclosed pursuant to this subparagraph, if disclosed on an Exhibit to this Agreement.

          (r)   Adverse Business Developments.  No notice has been received by
                -----------------------------
the Seller of any new or substantially expanded firm or individual engaged in a business directly competitive to Seller in its primary service area within six
(6) months prior to the date hereof. Nor has Seller received, either orally or in writing, any notice specific to Seller of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payor reimbursement method, practice or allowance as to any business activity engaged by Seller, nor has Seller received nor been threatened with any claim for refund specific to Seller in excess of $500.00 by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Proceedings attached hereto as Exhibit "Q," which may have a material adverse effect on Seller.

     13.  Representations and Warranties of Buyer.  Buyer represents and
          ---------------------------------------
warrants to Seller that:

          (a) Buyer is a duly organized, valid corporation under the laws of the State of Florida.

          (b) Buyer is duly authorized by law and corporate policy and approval to: (1) enter into this Agreement; (2) make all warranties and representations made by Buyer herein; and (3) issue all consideration provided for under the terms hereof.

          (c) All signatures and agents designated as agents/officers for Buyer for signing purposes have the authority to bind the Buyer to the terms of this Agreement.

          (d) Buyer has the authority to cause the RoTech Stock to be issued in accordance with the terms of this Agreement.

     14.  Conditions Precedent to Closing by Buyer.  The obligation of the
          ----------------------------------------
Buyer to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the Closing Date, of each of the following conditions:

          (a)  Compliance with Agreement.  All of the terms and conditions of
               -------------------------
this Agreement to be complied with and performed by the Seller on or before the Closing Date, shall have been complied with and performed; and

          (b)  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Seller in paragraph 12 shall be deemed to have been made again on the Closing Date and then be true and correct, subject to any changes contemplated by this Agreement. There shall have been no materially adverse change in the financial condition of the Seller; and

          (c)  Non-Compete Agreements. Patricia M. Jones, Douglas A. Jones and
               ----------------------
J. Thomas Kinser, Jr. shall each have entered into a non-compete agreement substantially in the forms attached hereto as Exhibit "R" and by this reference made a part hereof. Also, in the event any shareholder, director, officer or employee of Seller shall have entered into any employment, non-compete and/or non-disclosure agreements with Seller, Seller shall assign to Buyer, and hereby does assign to Buyer, all of Seller's rights under such agreements; and

          (d)   Guaranty Agreements.  Patricia M. Jones, Douglas A. Jones and J.
                -------------------
Thomas Kinser, Jr. shall have entered into a Guaranty Agreement substantially in the forms attached hereto as Exhibit "S" and by this reference made a part hereof; and

          (e)   Employment Agreements.  Patricia M. Jones, Douglas A. Jones and
                ---------------------
J. Thomas Kinser, Jr. shall each have entered into an Employment Agreement substantially in the form attached hereto as Exhibit "T" and by this reference made a part hereof.

     15.  Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of Seller and Buyer contained and made pursuant to this Agreement shall survive the execution of this Agreement.

     16.  Corporate Covenant Not to Compete. The Corporation hereby agrees
          ---------------------------------
that for a period of sixty (60) months from October 1, 1995, the Corporation will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control, of or be connected with, in any manner, any home care business within the city limits of Chattanooga, Tennessee, or within fifty (50) miles of Chattanooga, Tennessee whichever geographic area is larger.

     The Corporation agrees that the remedy at law for any breach by the Corporation of the foregoing will be inadequate and that Buyer shall be entitled to injunctive relief; however, in the event injunctive relief is not successful, the prevailing party shall be entitled to reimbursement for all costs and expenses, including reasonable attorneys' fees and court costs, incurred in connection with the enforcement of this Covenant Not to Compete. If any provisions of this paragraph shall be held invalid, the Corporation agrees that such provisions shall be severed and the balance thereof shall remain valid and enforceable. In the event that a court of competent jurisdiction determines that the scope of business restricted or the time or geographic limitations imposed are too broad to be capable of enforcement, the Corporation agrees that such court may ignore such provisions and instead enforce the provisions as to such scope, time and geographical area as the court deems proper. This Covenant Not to Compete shall be governed by the laws of the State of Tennessee and any action involving this Covenant Not to Compete shall be brought in the court of appropriate jurisdiction in Hamilton County, Tennessee.

     17.  Indemnification.  The Seller shall and hereby agrees to, indemnify
          ---------------
and hold harmless, the Buyer at all times from and after the Closing Date against and in respect to any damages, as hereinafter defined. Damages as used herein, shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint and several), penalties, and damages, including counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof, relating to the Buyer from: (a) any materially inaccurate representation made by Seller in or under this Agreement; (b) breach of any warranties made by Seller in or under this Agreement; (c) breach or default in the performance by Seller of any the covenants to be performed by it hereunder; and (d) any debts, liabilities, or obligations of the Seller pertaining to the Business, whether accrued, absolute, contingent or otherwise, due or to become due. The remedies of Buyer pursuant to this paragraph 17 shall include, but not be limited to, the right of offset against any RoTech Stock held in escrow pursuant to paragraph 4 hereof.

     18.  Use of Corporate Name.  Seller agrees to take all actions necessary
          ----------------------
to assist Buyer in obtaining the rights to utilize the corporate name "Advantage HealthCare, Inc.," including, but not limited to, the execution of any assignments and consents to use.

     19.  Prepaid Items; Deposits; Etc.  All prepaid insurance premiums, rent
          ----------------------------
and utility deposits and similar items paid by or owing to the Seller by any person, except for receivables from shareholders, shall be considered to be part of the Assets being purchased by Buyer and shall, upon the consummation of the transactions contemplated by this Agreement, be considered the property of Buyer.

     20.  Miscellaneous.  This Agreement shall not be assignable by Seller or
          -------------
Buyer without the consent of the other. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, and their successors, any rights or remedies under or by reason of this Agreement.

     21.  Expenses.  Except as otherwise stated herein, each of the parties
          --------
shall bear all expenses incurred by them in connection with this Agreement and in consummation of the transactions contemplated hereby in preparation thereof.

     22.  Amendment and Waiver.  This Agreement may be amended or modified at
          --------------------
any time and in all respects, or any provisions may be waived by an instrument in writing executed by Buyer and Seller, or either of them in the case of a waiver.

     23.  Notices.  All notices of request, demand and other communications
          -------
hereunder shall be addressed to the parties as follows:

          TO SELLER:     ADVANTAGE HEALTHCARE, INC.
                         453 Cumberland Street
                         Chattanooga, Tennessee 37404
                         Attn: Patricia M. Jones

          TO BUYER:      BETA MEDICAL EQUIPMENT, INC.
                         4506 L.B. McLeod Road, Suite F
                         Orlando, Florida 32811
                         Attn: Stephen P. Griggs

     24.  Choice of Law.  It is the intention of the parties that the laws of
          -------------
the State of Tennessee shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Any action involving or relating to this Agreement shall be brought in the court of appropriate jurisdiction located in Hamilton County, Tennessee.

     25.  Sections and Other Headings.  Section, paragraph and other headings
          ---------------------------
contained in this Agreement are for reference purposes only and shall not effect in any way the meaning nor interpretation of this Agreement.

     26.  Counterpart Execution.  This Agreement may be executed in two or
          ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one in the same agreement. Facsimile signatures may be deemed binding for this Agreement, or any modification or amendment thereto, or any leases or other documents contemplated hereby, provided that originals of same are delivered within a reasonable time.

     27.  Gender.  All personal pronouns used in this Agreement shall include
          ------
the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

     28.  Parties in Interest.  All the terms and provisions of this Agreement
          -------------------
shall be binding upon and inure to the benefit of, and be enforceable by Seller and Buyer and their respective successors and assigns.

     29.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein or herein provided.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first stated above.

Signed, sealed and delivered      ADVANTAGE HEALTHCARE, INC.,
in the presence of:               a Tennessee corporation


/s/ Thomas Kinser, Jr.          By: /s/ Patricia M. Jones, President
---------------------------         --------------------------------------
                                        Patricia M. Jones, President

/s/ Douglas A. Jones                             "Seller"
---------------------------

                                BETA MEDICAL EQUIPMENT, INC.,
                                a Florida corporation


/s/ Patricia M. Jones           By: /s/ Stephen P. Griggs, President
---------------------------         ---------------------------------------
                                        Stephen P. Griggs, President

/s/ Thomas Kinser, Jr.                           "Buyer"
---------------------------

STATE OF TENNESSEE

COUNTY OF HAMILTON

     The foregoing instrument was acknowledged before me this __ day of October, 1995, by PATRICIA M. JONES, as President of ADVANTAGE HEALTHCARE, INC., a Tennessee corporation, on behalf of the corporation. He ( ) is personally known to me; or ( ) has produced ________________________ as identification.

                              /s/ Charlotte L. Geppert
                              ---------------------------------------
                              Notary Signature

                              Charlotte L. Geppert
                              --------------------------
                              Notary Name Printed
                              Notary Public, State of Tennessee
                              My Commission Expires:

STATE OF TENNESSEE

COUNTY OF HAMILTON

     The foregoing instrument was acknowledged before me this __ day of October, 1995, by STEPHEN P. GRIGGS, as President of BETA MEDICAL EQUIPMENT, INC., a Florida corporation, on behalf of the corporation. He ( ) is personally known to me; or ( ) has produced Driver's License as identification.

                              /s/ Charlotte L. Geppert
                              ---------------------------------------
                              Notary Signature

                              Charlotte L. Geppert
                              ---------------------------------------
                              Notary Name Printed
                              Notary Public, State of Florida
                              My Commission Expires:

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement"), dated as of the 29th day of September, 1995, by and between REVCO HOME HEALTH CARE CENTERS, INC., an Ohio corporation ("Seller"), and RESPONSIVE HOME HEALTH CARE, INC., a Florida corporation ("Buyer").

                                  WITNESSETH:
     WHEREAS, Seller is a wholly-owned subsidiary of Hook-SupeRx, Inc., a Delaware corporation ("HSI"); and

     WHEREAS, Seller is the operator of the 32 home health care retail stores and warehouse centers identified on Schedule 1.1(d) hereto (individually, a
                                    ---------------
"Store" and collectively, the "Stores"), of which: (i) 27 are leased by Seller; and (ii) five are located in a portion of the retail drugstore space that is leased by HSI (the "Shared Sites"); and

     WHEREAS, in connection with the operation of the Stores, Seller owns certain assets, including, but not limited to, accounts and notes receivable, machinery, equipment, furniture, fixtures, leasehold interests, leasehold improvements, merchandise inventories, customer rental files and telephone lines and numbers; and

     WHEREAS, Seller desires to sell, and Buyer desires to purchase, certain assets of Seller used in the operation of the Stores upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the payments herein provided for and the covenants herein contained, the parties hereto agree as follows.

1.   SALE AND PURCHASE OF ASSETS
     ---------------------------

     1.1  Transferred Assets.  On the terms and subject to the conditions set
          ------------------
forth in this Agreement, and for the consideration set forth in this Agreement, Seller will, on the Closing

Date (as defined in Section 11.1 of this Agreement), transfer to Buyer, and Buyer will purchase from Seller, all of Seller's right, title, and interest in and to the following assets and rights (collectively, the "Transferred Assets"):

          (a) Fixed Assets; Personal Property.  All of Seller's right, title and
              -------------------------------
     interest in and to all of the fixed assets and personal property (other than Inventory, as defined below) whether located at the Stores or the facility located at 30th Street in Indianapolis, Indiana (the "Owned Facility") and owned and used by Seller in connection with the operation of the Stores listed on Schedule 1.1(a) hereto (collectively, the "Fixed
                          ---------------
     Assets"), including, but not limited to, (i) the fixtures and other appurtenances located at the Stores or the Owned Facility, (ii) the machinery, equipment, and furniture located at the Stores or the Owned Facility, and (iii) automobiles and trucks.
          (b) Inventory.  All durable medical equipment products held for sale,
              ---------
     including, without limitation, wheelchairs, beds, braces and other walking aids, and all disposable products, including, without limitation, incontinence and urological aids, ostomy products and fitted garments whether located at the Stores, the Owned Facility or offsite pursuant to customer rental arrangements (the "Inventory").
          (c) Contracts.  All rights and interests of Seller under (i) the
              ---------
     contracts identified on the List of Contracts designated as Schedule
                                                                 --------
     1.1(c)(i) hereto (the "Contracts") and (ii) the leases of personal property
     ---------
     identified on the List of Personal Property Leases designated as Schedule
                                                                      --------
     1.1(c)(ii) hereto (the "Personal Property Leases").
     ----------
          (d) Certain Real Property and Interests Therein.  Buyer shall assume
              -------------------------------------------
     the leases for each of the 27 Stores indicated on Schedule 1.1(d) that are
                                                       ---------------
     leased by Seller (individually, a "Lease" and collectively, the "Leases"), to be effective commencing on the Closing Date, by executing and delivering with Seller an Assignment and Assumption of Lease as to each such Lease in form and substance mutually satisfactory to the parties.
          (e) Permits, Licenses, Etc.  All of Seller's permits, licenses and
              -----------------------
     other governmental authorizations which are required for the operation of the Stores to the extent such permits, licenses and governmental authorizations are transferable.
          (f) Accounts Receivable.  All accounts receivable.
              -------------------
          (g) Other Assets.  The fixed assets and inventory identified on
              ------------
     Schedule 1.1(g) hereto and located at the Indianapolis, Indiana
     ---------------
     distribution center operated by one of Seller's affiliates (the "Indianapolis Distribution Center").
          (h) Records and Files.  All records and files of Seller relating to
              -----------------
     the Stores, including, but not limited to, purchasing and sales records, Medicare and Medicaid provider numbers, and customer, patient and vendor lists and records.
          (i) Telephone Numbers.  All interests of Seller in and to its
              -----------------
     telephone numbers relating to the Stores and all listings pertaining to the Stores in all telephone books and directories.
          (j) All of Seller's rights and interests with respect to the trade names "Hook Home Health Care Centers," "Hook's Convalescent Aid Centers," and "Hook-SupeRx Home Health Care Centers" (collectively, the "Trade Names").

     1.2  Excluded Assets.  All of Seller's assets used in or relating to the
          ---------------
operation of the Stores except for the Transferred Assets (collectively, the "Excluded Assets") shall be retained by Seller, and Buyer shall not be obligated to acquire any such Excluded Assets. Seller and Buyer agree that the Excluded Assets shall include, any and all owned real property (including the Owned

Facility), POS equipment located in the Stores, cash and cash equivalents, prepaid expenses, and security deposits. Seller shall remove all Excluded Assets from the Stores as soon as practicable after the Closing Date, and shall be solely responsible for all costs and expenses associated with such removal.

2.   ASSUMED AND RETAINED LIABILITIES
     --------------------------------

     2.1  Assumption of Liabilities.  Upon the transfer of the Transferred
          -------------------------
Assets to be transferred on the Closing Date in accordance with this Agreement, Buyer shall expressly assume only the following (the "Assumed Liabilities"):
          (a) All liabilities and obligations of Seller which arise or accrue on or after the Closing Date under the Leases, the Contracts and the Personal Property Leases as listed on Schedule 1.1(c)(i) and Schedule 1.1(c)(ii)
                                  ------------------     -------------------
     attached hereto being transferred on the Closing Date.
          (b) All liabilities and obligations which arise or accrue on or after the Closing Date with respect to ownership, possession, or use of the Transferred Assets being transferred on the Closing Date or operation of the Stores.

     2.2  Retained Liabilities.  Except for the liabilities and obligations
          --------------------
expressly referred to in Section 2.1 or in any instrument of conveyance or assumption executed and delivered pursuant to this Agreement, Buyer will not assume or otherwise be responsible to third parties for any liabilities or obligations of Seller or its affiliates or any liabilities or obligations relating to the Transferred Assets, including, but not limited to, the following liabilities and obligations (the "Retained Liabilities"):
          (a) Litigation or Claims.  Any litigation or claims arising out of
              --------------------
     Seller's operation of the Stores prior to the Closing Date.

          (b) Tax Liabilities.  Tax liabilities of any and all kinds arising out
              ---------------
     of or accrued with respect to Seller's operation of the Stores prior to the Closing Date.
          (c) Liabilities as Employer.  Liability for any earned but unused
              -----------------------
     vacation and sick pay, 401k plan, profit sharing or bonuses, or any other liabilities under employee benefit plans, arising out of or accrued with respect to Seller's operation of the Stores prior to the Closing Date.
          (d) Liabilities under Leases and Contracts.  Any liability or
              --------------------------------------
     obligation of Seller or its affiliates arising or accrued prior to the Closing Date under the Leases, the Contracts and the Personal Property Leases, with respect to any period prior to the Closing Date.
          (e) Store Operations.  Any liability or obligation arising from or
              ----------------
     accrued with respect to ownership, possession, or use of the Transferred Assets or operation of the Stores prior to the Closing Date.

3.   PURCHASE PRICE; METHOD OF PAYMENT
     ---------------------------------

     3.1  Purchase Price.  Subject to adjustment as provided in Section 3.3,
          --------------
Buyer shall pay to Seller as consideration for the Transferred Assets an aggregate cash purchase price (the "Purchase Price") equal to $10,400,000. The Purchase Price shall be allocated among the Transferred Assets as set forth on

Schedule 3.1 hereto.  Buyer and Seller agree to file all federal, state, local
------------
and foreign tax returns in accordance with such allocation of the Purchase
Price.

     3.2  Method of Payment.  The Purchase Price shall be paid by Buyer in cash,
          -----------------
by wire transfer of immediately available funds in accordance with Seller's instructions, as follows: (i) the sum of $250,000 has been previously paid by Buyer to Seller; and (ii) the sum of $10,150,000 shall be paid by Buyer on the Closing Date.

     3.3  Prorations.  The parties hereto agree that the following expenses and
          ----------
items are to be prorated and are to be added to, or deducted from, the Purchase Price, as applicable, such prorations to be done at the Closing if practicable without prolonging the Closing and otherwise to be done as soon as possible thereafter:
          (a) Utility meters with respect to the Stores will be read on the Closing Date and the amounts due as disclosed by such readings will be prorated as of the date thereof; provided that, with respect to such meters which cannot be read, the proration hereunder will be based upon the last previous utility bill therefor.
          (b) The outstanding rentals and all other payments made to the landlords under the Leases (including any applicable common area maintenance charges, merchants association dues, insurance reimbursement, real estate taxes and special assessments, and other charges) are to be prorated as of the Closing Date based on the number of days in the month or other applicable payment period. Percentage rent under the Leases shall be prorated as follows: although Buyer shall pay any percentage rent due, Seller shall be responsible for that portion of percentage rent due under a Lease based on sales from the commencement of the Lease year thereunder to the Closing Date, calculated (for the sole purpose of making the estimated payment at Closing referred to below) on an annualized basis as of the Closing Date, and paid to Buyer at Closing. Buyer shall be solely responsible for that portion due under a Lease based on sales from and after the Closing Date. Within fifteen (15) days after the Closing Date, Seller will furnish Buyer with records which evidence gross sales of Seller at each Store to the extent necessary to enable Buyer to comply with the percentage rent provisions of each Lease. Buyer shall provide to Seller, within forty-five (45) days of the annual settlement of percentage rent under any Lease, a statement showing the manner of computation of all percentage rent due under such Lease for such year. Any reimbursement, based on a comparison of the estimated payment made at Closing with the actual percentage rent due under the applicable Lease, due Buyer from Seller or due Seller from Buyer in regard to its pro-rata share of percentage rent shall be paid within fifteen (15) days after demand therefor by the party entitled thereto.
          (c) Fees for transferable state licenses and charges under the Contracts and the Personal Property Leases, if any, are to be prorated as of the Closing Date based on the number of days in the applicable payment period.

4.   REPRESENTATIONS AND WARRANTIES OF SELLER
     ----------------------------------------
     Seller hereby represents and warrants to Buyer as follows:
     4.1  Organization.  Seller is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Ohio.

     4.2  Authority.  Seller has all requisite corporate power and authority to
          ---------
enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming due authorization of, and execution and delivery by, Buyer, this Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms.

     4.3  No Violation.  Except as set forth on Schedule 4.3 and for matters as
          ------------                          ------------
to which consents, amendments or waivers have been obtained, the execution and delivery of this Agreement do not, and the consummation by Seller of the transactions contemplated hereby will not, result in any violation of, or default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation, which modification, termination, cancellation or acceleration would have a material adverse effect on the Stores, under any provision of the charter or bylaws of Seller, or of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement or instrument or any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation to which Seller is a party or by which Seller or any of its properties or assets may be bound. Except as set forth on Schedule 4.3, no authorization, consent or approval of, or filing
             ------------
with, any public body or governmental authority (a "Governmental Entity") is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

     4.4  Title to Assets.  As of the Closing Date, Seller shall have good and
          ---------------
marketable title to all of the Transferred Assets free and clear of all liens, claims, charges, leases, encumbrances and security interests of any kind, nature or description whatsoever.

     4.5  Litigation.  Except for matters set forth on Schedule 4.5, there is no
          ----------                                   ------------
action, suit, proceeding, order or investigation pending or, to the best of Seller's knowledge, threatened against Seller, at law or in equity, before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if successful, would have a material adverse effect on the Stores or the consummation of the transactions contemplated by this Agreement.

     4.6  Permits, Licenses, Etc.  Except as set forth on Schedule 4.6, Seller
          -----------------------                         ------------
has all permits, licenses and other governmental authorizations which are required for the operation of the Stores.

     4.7  Fixed Assets.  To the best of Seller's knowledge, the Fixed Assets are
          ------------
in proper operating condition.

     4.8  Compliance with Laws.  Seller is operating the Stores in material
          --------------------
compliance with all applicable laws, regulations and ordinances.   There are no
claims, litigation or proceedings pending or, to the best of Seller's knowledge, threatened against Seller which, if determined adversely to Seller, would preclude Seller from consummating the transactions contemplated by this Agreement or would subject Buyer to any liability or would preclude Buyer from operating the Stores as contemplated by this Agreement.

     4.9  Labor Matters.  Except as set forth on Schedule 4.9, the employees
          -------------                          ------------
working in the Stores are not covered by a collective bargaining agreement, nor does Seller know of any action by or on behalf of Seller's employees at the Stores for the appointment or certification of a collective bargaining agent. Seller does not know of any threatened or impending labor dispute in any such Store or pending unfair labor practice charge. Except as set forth on Schedule
                                                                       --------
4.9, there are no written contracts of employment between Seller and any
---
employee of the Stores.

     4.10 Environmental Matters.  With respect to environmental and related
          ---------------------
matters:
          (a) All activities and operations of Seller in the operation of the Stores meet in all material respects the requirements of all applicable environmental laws and regulations of all federal, state and local governmental or regulatory bodies having jurisdiction over Seller or any of the Stores, including, without limitation, the Resource Conservation and

     Recovery Act of 1976 and the Comprehensive Environmental Response, Compensation and Liability Act of 1980;
          (b) Seller is not a party to any suit or proceeding and no officer or employee of Seller has received any written notice from any governmental agency with respect to a release of hazardous substances or any written notice of any claims from any person or entity relating to personal injuries from exposure to hazardous substances; and
          (c) With respect to the operation of the Stores, Seller has timely filed all material reports required to be filed, has acquired all necessary certificates, approvals and permits, and has generated and maintained in all material respects all required data, documentation and records under any applicable environmental laws.

     4.11 Insurance.  All of the Fixed Assets, the Inventories and buildings
          ---------
owned or leased by Seller in connection with the operation of the Stores are and will be adequately insured against fire and other casualty until the Closing Date. All insurance policies currently in force covering the Transferred Assets and under which Seller is named as an insured party are listed on Schedule 4.11.
                                                                  -------------
Such Schedule correctly states the name of the insurer, type and amount of coverage, deductible amounts, if any, and the expiration date for each such policy.

     4.12 No Default.  Seller is not in material default under any Contract,
          ----------
Personal Property Lease, or Lease.

     4.13 Employee Benefit Plans.  Except as set forth on Schedule 4.13.  Seller
          ----------------------                          -------------
has no pension, bonus, profit-sharing, or retirement plans for officers or employees of the Stores, nor is Seller required to contribute to any such plan.

     4.14 Adverse Business Developments.  No notice has been received by Seller
          -----------------------------
of any new or substantially expanded firm or individual engaged in a business directly competitive to Seller in its primary service area within six (6) months prior to the date hereof. Nor has Seller received, either orally or in writing, any notice specific to Seller of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payor reimbursement method, practice or allowance as to any business activity engaged by Seller, nor has Seller received nor been threatened with any material claim for refund specific to Seller by a Medicare or Medicaid carrier.

     4.15 Certain Information.  To the best of Seller's knowledge, the
          -------------------
information contained in the documents attached hereto as Schedule 4.15 was
                                                          -------------
prepared by Seller and is accurate and complete and fairly represents the matters set forth in such documents. Seller acknowledges that the Purchase Price is based on the accuracy of Seller's representations and warranties contained in this Agreement, including but not limited to, the accuracy of the documents attached hereto as Schedule 4.15.
                             -------------

     4.16 Accuracy of Representations and Warranties.  No representation or
          ------------------------------------------
warranty of Seller contained in this Agreement or in any certificate to be furnished by Seller to Buyer at the Closing contains or will contain any untrue statement of a material fact.

5.   REPRESENTATIONS AND WARRANTIES OF BUYER
     ---------------------------------------
     Buyer hereby represents and warranties to Seller as follows:
     5.1  Organization.  Buyer is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the State of Florida.

     5.2  Authority.  Buyer has all requisite corporate power and authority to
          ---------
enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization of, and execution and delivery by, Seller, this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

     5.3  No Violation.  Except as set forth on Schedule 5.3 and for matters as
          ------------                          ------------
to which consents, amendments or waivers have been obtained, the execution and delivery of this Agreement do not, and the consummation by Buyer of the transactions contemplated hereby will not, result in any violation of, or default under, or give rise to a right of modification, termination, cancellation or acceleration of any obligation, which modification, termination, cancellation or acceleration would have an adverse effect on the business of Buyer, under any provision of the charter or bylaws of Buyer, or of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement or instrument or any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation to which Buyer is a party or by which Buyer or any of its properties or assets may be bound. Except as set forth on Schedule 5.3, no authorization, consent or approval of, or filing with,
         ------------
a Governmental Entity is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

     5.4  Financing.  Buyer has the cash and/or financing commitments necessary
          ---------
to consummate the acquisition contemplated by this Agreement.

6.   OPERATIONS PRIOR TO CLOSING DATE
     --------------------------------
     On and after the date hereof and until the Closing Date, Seller covenants that the business of the Stores shall be conducted in accordance with the following procedures:

     6.1  Ordinary Course.  Seller shall conduct or cause to be conducted the
          ---------------
business of the Stores in the regular and ordinary course and shall use reasonable efforts to preserve the existing relationships of Seller's suppliers, customers, employees and others having business relations with Seller.

     6.2  Access to Records.  Seller shall permit authorized representatives of
          -----------------
Buyer to have, prior to the Closing Date at mutually agreeable times, reasonable access to the premises of Seller, and the books and records relating to the business of the Stores. Seller will furnish to Buyer such financial and operating data and information with respect to the business and properties of the Stores as Buyer may from time to time reasonably request. Buyer shall have the right to copies thereof and excerpts therefrom, at Buyer's cost. All of Buyer's investigations hereunder shall be conducted so as not to interfere with Seller's normal business activities. Buyer agrees that it will continue to comply with the terms and conditions of the Confidentiality Agreement dated July 27, 1995, and agreed to by Buyer on August 1, 1995.

     6.3  Insurance.  Seller shall continue to maintain all insurance on the
          ---------
Stores and the Transferred Assets covering the risks and in the amounts of coverage set forth on Schedule 4.11.
                      -------------

     6.4  Fixed Assets; Inventory.  Seller will not dispose of or acquire any
          -----------------------
Fixed Assets or any merchandise inventory, except in the ordinary course of business or inventory that is not carried on Seller's books. Seller will confine its purchase of merchandise and supplies to such quantity as is reasonably appropriate to the conduct of the Stores as going concerns in the normal course of Seller's business, unless otherwise agreed in writing by Buyer and Seller.

     6.5  Condition of Fixed Assets.  Seller will maintain the Fixed Assets in
          -------------------------
the Stores in substantially the same condition in which the Fixed Assets exist on the date hereof, ordinary wear and tear excepted.

     6.6  Pricing and Other Changes.  Seller will not, without Buyer's prior
          -------------------------
written consent (which shall not be unreasonably withheld or delayed), make any material changes or modifications to any pricing policies (provided that Seller may change prices of particular items from time to time in the ordinary course of Seller's business), contract, or agreement relating to any of the Stores, or incur any further material obligation or commitment with regard to any of the Stores. Seller shall not conduct, or suggest through promotional efforts that it is conducting, a "going out of business" sale at any of the Stores.

     6.7  Leases.  Seller will duly observe and perform all material terms,
          ------
conditions and requirements of the Leases.

     6.8  Compliance.  Seller will not do any act or omit to do any act, or
          ----------
permit any act or omission to act, which will, upon the occurrence or with the passage of time, cause a material breach or default pertaining to the Stores under any of its contracts, leases, commitments, or obligations. Seller will substantially comply with all laws, regulations and ordinances applicable to the conduct of its business at the Stores.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
     --------------------------------------------

     Buyer's obligation to consummate this Agreement is expressly subject to the satisfaction on or before the Closing Date of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Buyer, unless such a waiver is prohibited by law):

     7.1  Performance of Agreements.  Seller shall have complied with and duly
          -------------------------
performed in all material respects all agreements on its part to be complied with and performed pursuant to this Agreement on or before the Closing Date.

     7.2  Representations and Warranties.  The representations and warranties of
          ------------------------------
Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     7.3  No Material Adverse Change.  Between the date of this Agreement and
          --------------------------
the Closing Date, there shall have been no material adverse change in the Stores or the Transferred Assets.

     7.4  Documents Delivered.  Buyer shall have received all of the documents
          -------------------
required pursuant to Section 9 hereof and such additional documents as Seller may have agreed in writing to deliver.

     7.5  Shared Sites.  HSI, as sub-landlord, and Buyer, as sub-tenant, will
          ------------
have negotiated, executed and delivered at the Closing a sublease ("Sublease") relating to each Shared Site. Each Sublease will contain commercially reasonable terms and be in form and substance mutually satisfactory to the parties; provided, however, if the consent of a third party to the sublease of
         -----------------
any Shared Site is legally required and withheld, the parties will cooperate in any reasonable arrangement designed to provide for Buyer the benefit of the use of such Shared Site.

     7.6  Lease of Owned Facility.  HSI, as landlord, and Buyer, as tenant, will
          -----------------------
have negotiated, executed and delivered at the Closing a one (1) year lease (the "Lease") relating to approximately 30,000 square feet of space located in the Owned Facility. The Lease will contain commercially reasonable terms and be in form and substance mutually satisfactory to the parties.

     7.7  No Termination.  Buyer shall not have terminated this Agreement
          --------------
pursuant to Section 12 hereof.

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
     ---------------------------------------------

     Seller's obligation to consummate this Agreement is expressly subject to the satisfaction on or before the Closing Date of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Seller, unless such a waiver is prohibited by law):

     8.1  Performance of Agreements.  Buyer shall have complied with and duly
          -------------------------
performed in all material respects all of the agreements on its part to be complied with and performed pursuant to this Agreement on or before the Closing Date.

     8.2  Representations and Warranties.  The representations and warranties of
          ------------------------------
Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     8.3  Documents and Payments Delivered.  Seller shall have received all of
          --------------------------------
the documents required pursuant to Section 10 hereof and such additional documents as Buyer may have agreed in writing to deliver including, without limitation, the Subleases and the Lease.

     8.4  No Termination.  Seller shall not have terminated this Agreement
          --------------
pursuant to Section 12 hereof.

9.   DELIVERIES BY SELLER AT THE CLOSING
     -----------------------------------
     At the Closing, Seller shall deliver or cause to be delivered to Buyer, the following:

     9.1 Certified copies of all requisite corporate resolutions of Seller approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.

     9.2 On the Closing Date, Seller shall execute and deliver to Buyer, such documents of transfer and assignment, in form reasonably satisfactory to Buyer, required to transfer title to the Transferred Assets to Buyer, including, without limitation, a General Assignment and Bill of Sale, an Assignment and Assumption of Contracts and an Assignment and Assumption of Leases, each in form and substance mutually satisfactory to the parties.

10.  DELIVERIES BY BUYER AT THE CLOSING
     ----------------------------------
     At the Closing, Buyer shall deliver or cause to be delivered to Seller, the following:

     10.1 Certified copies of all requisite corporate resolutions of Buyer approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein.

     10.2 On the Closing Date, Buyer shall deliver to Seller the balance of the Purchase Price as required by clause (ii) of Section 3.2 hereof.

     10.3 On the Closing Date, Buyer shall execute and deliver to Seller, such documents required for the assumption by Buyer of the obligations in accordance with Section 2.1 of this Agreement, including without limitation, if applicable, an Assignment and Assumption of Contracts and an Assignment and Assumption of Leases, each in form and substance mutually satisfactory to the parties.

11.  THE CLOSING
     -----------
     11.1 Date and Location.  The closing (the "Closing") shall take place on
          -----------------
October 1, 1995 (the "Closing Date"), and shall be effective as of 12:01 a.m. on the Closing Date.

     11.2 Transfer of Possession.  Seller shall convey title to, and Buyer shall
          ----------------------
take possession of, the Transferred Assets on the Closing Date with respect to each Store.

     Within sixty (60) days after the Closing Date, all fixed assets and inventory identified on Schedule 1.1(g) and located at the Indianapolis
                        ---------------
Distribution Center will be delivered by Seller, at Buyer's expense, to the Stores (or to Buyer's leased space in the Owned Facility) as Buyer shall specify in writing to Seller.

     11.3 Risk of Loss.  Until the Closing Date, the risk of loss or damage to
          ------------
the Transferred Assets shall be borne by Seller. Neither the business nor the properties and assets of Seller at the Stores, taken as a whole, shall have been materially and adversely affected in any way as a result of fire, explosion, earthquake, disaster, accidents, labor disturbances, flood, riot, civil disturbance, uprising, activity of armed forces or act of God or public enemy or any other occurrence. Under no circumstance shall Buyer be required to purchase any merchandise or other assets which are damaged as a result of any of the foregoing occurrences.

12.  TERMINATION
     -----------
     This Agreement may be terminated on or before the Closing Date:
          (a) by the mutual consent of Seller and Buyer;
          (b) by Buyer, if Buyer has given written notice to Seller at any time prior to the Closing that Seller has breached any material representation, warranty, or covenant contained in this Agreement in any adverse material respect, and the breach has continued without Seller undertaking to cure said breach for a period of fifteen (15) days after notice of the breach and continuing to seek such cure through the Closing Date with assurance that such cure will be completed by Seller.
          (c) by Seller, if Seller has given written notice to Buyer at any time prior to the Closing that Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any adverse material respect, and the breach has continued without Buyer undertaking to cure said breach for a period of fifteen (15) days after notice of the breach and continuing to seek such cure through the Closing Date with assurance that such cure will be completed by Buyer.

13.  INDEMNIFICATION
     ---------------

     13.1 By Seller.  Subject to Section 13.3 below, Seller agrees to indemnify
          ---------
Buyer, its officers, directors and stockholders, with respect to any and all claims, losses, liabilities, costs and expenses, including reasonable fees and disbursements of counsel (regardless of whether trial is instituted and at trial or in appellate proceedings), which may be reasonably incurred by Buyer or any of its officers, directors or stockholders arising out of (i) any breach by Seller of any of Seller's representations, warranties, covenants or agreements made in this Agreement or any document or instrument delivered in connection with the transactions contemplated hereby, or (ii) any of the Retained Liabilities.

     13.2 By Buyer.  Subject to Section 13.3 below, Buyer agrees to indemnify
          --------
Seller, its officers, directors and stockholders, with respect to any and all claims, losses, liabilities, costs and expenses, including reasonable fees and disbursements of counsel (regardless of whether trial is instituted and at trial or in appellate proceedings) which may be reasonably incurred by Seller or any of its officers, directors or stockholders arising out of (i) any breach by Buyer of any of Buyer's representations, warranties, covenants or agreements made in this Agreement, or any document or instrument delivered in connection with the transactions contemplated hereby, or (ii) any of the Assumed Liabilities.

     13.3 Survival of Representations and Warranties; Threshold and Maximum
          -----------------------------------------------------------------
Amount.  The representations and warranties of each party made in this Agreement
------
shall survive the Closing Date for a period of two (2) years. Each party shall be entitled to indemnification with respect to breaches of the other party's representations and warranties made herein only to the extent that the aggregate amount of the losses, costs, liabilities and expenses for which such party would otherwise be entitled to indemnification therefor exceeds $100,000. The maximum amount of indemnification that each party will be required to pay under this Agreement with respect to breaches of its representations and warranties made herein shall be limited to $1,000,000.

     13.4 Notice and Defense of Claims.  A party, person or other entity
          ----------------------------
claiming indemnification under this Section 13 (the "Asserting Party") must promptly notify in writing the party from which indemnification is sought (the "Defending Party") of the nature and basis of such claim for indemnification.
If such claim relates to a claim, litigation or other action by a third party against the Asserting Party, or any fixed or contingent liability to a third party (a "Third Party Claim"), the Defending Party may elect to assume the defense of the Third Party Claim at its own expense with counsel selected by the Defending Party. The Defending Party may not assume the defense if the named parties to the Third Party Claim (including any impleaded parties) include both the Defending Party and the Asserting Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the Asserting Party shall have the right to employ counsel approved by the Defending Party at the expense of the Defending Party. If the Defending Party assumes the defense of the Third Party Claim, the Defending Party shall not be liable for any fees and expenses of counsel for the Asserting Party incurred thereafter in connection with the Third Party Claim (except in the case of potential differing interests just mentioned). If the Defending Party does not assume the defense of the Third Party Claim, the Asserting Party shall have the right to settle any Third Party

Claim (at the Defending Party's expense), if such Asserting Party shall notify the Defending Party of the Asserting Party's intention to settle any Third Party Claim (at the Defending Party's expense), unless the Defending Party shall notify the Asserting Party in writing within five (5) days after receipt of such notice of intention to settle of the Defending Party's election to assume (at its sole expense) the defense of any such Third Party Claim and promptly thereafter takes appropriate action to implement such defense. The Asserting Party and the Defending Party shall use all reasonable efforts to cooperate fully with respect to the defense of any claim, action or proceeding covered by this Section 13.

14.  ADDITIONAL COVENANTS
     --------------------

     14.1 Taxes.  Buyer will provide Seller, where appropriate, with resale
          -----
exemption certificates. Buyer shall be responsible for any sales, use and other transfer taxes resulting from the sale of the Transferred Assets to Buyer.

     14.2 Access to Customer Rental Files and Other Records.  If for any
          -------------------------------------------------
business purpose, Seller requires access to the customer rental files, books, records or other documents and instruments transferred to Buyer, Buyer will provide authorized representatives of Seller reasonable access after the Closing Date at mutually agreeable times during normal business hours, to such files, books, records and other documents and instruments. Seller shall have the right to copies thereof and excerpts therefrom at Seller's cost. All of Seller's investigations hereunder shall be conducted so as not to interfere with Buyer's normal business activities. "Business purpose" as used in this Section 14.2 shall mean for purposes of complying with any governmental or third party audit or inquiry.

     14.3 Employees.  Buyer agrees to offer employment to all of Seller's
          ---------
employees at the Stores who meet Buyer's usual and customary standards, except for those employees listed on Schedule 14.3 hereto. Any employees who accept
                              -------------
employment with Buyer shall be at-will-employees, terminable at any time after employment without prior notice and without severance benefit of any type.

     14.4 Consents.  Seller and Buyer shall cooperate in obtaining any necessary
          --------
consent of any third party or governmental agency to the transactions contemplated hereby. Subject to the terms and conditions herein, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

     14.5 Filings; Other Action.  Buyer and Seller shall:  (a) use all
          ---------------------
reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Closing Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing Date from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Buyer and Seller shall take all such necessary action.

     14.6 Noncompetition and Confidentiality.  Seller covenants and agrees that
          ----------------------------------
for a five (5) year period following the Closing Date, Seller shall not, within the States of Kentucky, Illinois, Indiana, Ohio and Tennessee (the "Geographic

Region"), directly or indirectly, alone, together or as a joint venturer, partner, principal, owner, stockholder, consultant or agent of any corporation, partnership, company, business organization or other entity, or in any capacity or manner whatsoever engage in any business or other activity competitive with the businesses now conducted by the Stores; provided, however, that Buyer
                                            -----------------
acknowledges and agrees that Revco D.S., Inc. and its affiliates may continue to conduct their retail drug store and pharmaceutical mail order businesses in the Geographic Region without restriction.

     Seller covenants and agrees that for a five (5) year period following the Closing Date, it shall not (i) request or cause any of the Stores' suppliers, clients or customers to terminate any business relationship with Buyer, or (ii) request, encourage, assist or cause, directly or indirectly, any employee of the Stores to terminate his employment.

     Seller covenants and agrees that it shall not at any time reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business, financial results or operation of the Stores, and Seller shall keep secret all matters entrusted to it and shall not use or attempt to use any such information in any manner which may injure or cause loss, or may be calculated to injure or cause loss, whether directly or indirectly, to Buyer or any of its subsidiaries or affiliates.
Buyer covenants and agrees that it shall not at any time reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business, financial results or operations of Seller or any of its subsidiaries or affiliates, and Buyer shall keep secret all matters entrusted to it and shall not use or attempt to use any such information in any manner which may injure or cause loss, or may be calculated to injure or cause loss, whether directly or indirectly, to Seller or any of its subsidiaries or affiliates.

     Seller agrees that any breach of the covenants of Seller under this Section
14.6 would cause irreparable damage to Buyer and that, in the event of such breach, Buyer shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to enforce its rights and Seller's obligations hereunder. Buyer agrees that any breach of the covenants of Buyer under this Section 14.6 would cause irreparable damage to Seller and that, in the event of such breach Seller shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to enforce its rights and Buyer's obligations hereunder.

     14.7 Trade Names.  Buyer covenants and agrees that it will not transfer or
          -----------
assign the Trade Names to any competitor or any affiliate of a competitor of Revco D.S., Inc. or its affiliates.

15.  MISCELLANEOUS PROVISIONS
     ------------------------

     15.1 Expenses.  Except as otherwise provided herein, all fees and expenses
          --------
incurred by Seller in connection with the transactions contemplated by this Agreement shall be borne by Seller, and all fees and expenses incurred by Buyer in connection with the transactions contemplated by this Agreement shall be borne by Buyer, whether or not such transactions are consummated.

     15.2 Brokers or Finders.  Seller represents that with the exception of
          ------------------
Carleton, McCreary, Holmes & Co., whose fees and expenses will be paid by Seller, no agent, broker, investment banker or other firm or person retained by Seller is or will be entitled to any broker's or finder's fee or any similar commission or fee in connection with any of the transactions contemplated by this Agreement. Buyer represents that no agent, broker, investment banker or other firm or person retained by Buyer is or will be entitled to any broker's or finder's fee or any similar commission or fee in connection with any of the transactions contemplated by this Agreement.

     15.3 Further Assurances.  Each of the parties hereto agrees that it will,
          ------------------
from time to time hereafter, execute and deliver such other documents and instruments and take such other action as may be reasonably requested by the other party to carry out the actions and transactions contemplated by this Agreement.

     15.4 Waiver and Amendment.  Any provision of this Agreement may be waived
          --------------------
at any time by the party which is entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time. No such waiver, amendment or supplement shall be effective unless in writing and signed by Seller and Buyer.

     15.5 Entire Agreement; No Rights or Remedies to Other Persons; Assignment.
          --------------------------------------------------------------------
This Agreement (including the documents, exhibits and instruments referred to herein):
          (a) constitutes the entire agreement and supersedes all prior agreements, both written and oral, between the parties with respect to the subject matter hereof;
          (b) is not intended to confer any rights or remedies (including, without limitation, any right of employment) upon any organization or person (including, without limitation, employees or former employees of the Stores) other than the parties hereto; and
          (c) may not be assigned by operation of law or otherwise, without the prior written consent of the other party.

     15.6 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Ohio.

     15.7 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested), or by overnight delivery, or delivered via facsimile transmission, to the parties at the following addresses (or at such other address for a party as may be specified by like notice):

     To Seller:               Revco D.S., Inc.
                              1925 Enterprise Parkway
                              Twinsburg, Ohio  44087
                              Attention:  D. Dwayne Hoven
                                          President and Chief Executive Officer
                              Facsimile:  (216) 487-1679

     with a copy to:          Revco D.S., Inc.
                              1925 Enterprise Parkway
                              Twinsburg, Ohio  44087
                              Attention:  Jack A. Staph
                                          Senior Vice President,
                                          Secretary and General Counsel
                              Facsimile:  (216) 487-1679

     and to:                  Benesch, Friedlander, Coplan & Aronoff
                              2300 BP America Building
                              200 Public Square
                              Cleveland, Ohio  44114
                              Attention:  Michael K.L. Wager
                              Facsimile:  (216) 363-4588

     To Buyer:                RoTech Medical Corporation
                              4506 L.B. McLeod Road, Suite F
                              Orlando, Florida 32811
                              Attention:  William P. Kennedy
                              Chief Executive Officer
                              Facsimile:  (407) 841-9318


     15.8 Headings.  The headings contained in this Agreement are for reference
          --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.9 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     15.10  Schedules.  The Schedules to this Agreement are incorporated by
            ---------
reference herein and are made a part hereof as if they were fully set forth herein.
     15.11  Severability.  The invalidity of any term or terms of this Agreement
            ------------
shall not affect any other term of this Agreement, which shall remain in full force and effect.

     15.12  Bulk Sales Laws.  Buyer waives compliance by Seller with the
            ---------------
provisions of any applicable bulk sales, fraudulent conveyance or other law for the protection of creditors, and Seller indemnifies and shall hold Buyer harmless from and reimburse Buyer for, any and all claims, liabilities or obligations, including the expense of defense thereof, which Buyer may suffer or incur by virtue of the noncompliance by Seller or Buyer with such applicable laws.

     15.13  Publicity.  No press releases or any public disclosure, either
            ---------
written or oral, of the transactions contemplated by this Agreement shall be made by either party hereto without the prior knowledge and written consent of the other party, which shall not be unreasonably withheld.

     15.14  Materiality.  For purposes of this Agreement, an item or matter
            -----------
shall be deemed material if it entails a direct cost or expense to, or liability or obligation of, a party greater than $5,000.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.
Seller:                               Buyer:

REVCO HOME HEALTH                     RESPONSIVE HOME HEALTH
 CARE CENTERS, INC.                    CARE, INC.


By:  /s/ Jack A. Staph              By:  /s/ Rebecca R. Irish
   -----------------------------       -----------------------------
   Name:  Jack A. Staph                Name:  Rebecca R. Irish
   Title: Vice President               Title: Secretary and Treasurer

                   AGREEMENT FOR SALE AND PURCHASE OF ASSETS

     THIS AGREEMENT is made effective as of the 1st day of November, 1995, by and between Valley Home Medical, Inc., a Utah corporation, having its principal place of business at 101 North Fort Lane, Layton, Utah 84041 (hereinafter referred to as the "Seller" or "Corporation") and Valley Medical, Inc., a Utah corporation, having its principal place of business at 4506 L.B. McLeod Road, Suite F, Orlando, Florida 32811 (hereinafter referred to as the "Buyer").

                             W I T N E S S E T H :

     WHEREAS, the Seller operates a home care business in the State of Utah (the "Business"); and

     WHEREAS, the Buyer desires to purchase from the Seller substantially all of the assets of the Business, subject to designated liabilities which Buyer will assume and pay, including, but not limited to, accounts receivable, inventory, fixed assets and motor vehicles, and also desires to purchase from the Seller all of the Seller's right in: (a) the Medicare provider numbers and Medicaid provider numbers listed on the Schedule of Provider Numbers and the Telephone Numbers attached hereto as Exhibit A; (b) the patients' list of the Business;
(c) all of the Seller's prepaid assets; and (d) all other assets of any kind owned and utilized by Seller in the Business, including cash (together as herein described sometimes referred to as the "Assets").

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1. Sale of Assets.  The Seller shall, on the Closing Date referred to
        --------------
below:

        (a) Accounts Receivable.  Sell, assign and transfer to the Buyer all of
             -------------------
the Seller's rights, title and interest in the accounts receivable and notes receivable of the Business set forth on the Schedule of Accounts Receivable Data attached hereto as Exhibit L and by this reference made a part hereof;

        (b) Inventory; Fixed Assets.  Sell, assign and transfer to the Buyer
            -----------------------
all of the Seller's rights, title and interest in the inventory and fixed assets of the Business set forth on the Schedule of Inventory and Fixed Assets attached hereto as Exhibit B and by this reference made a part hereof; and

        (c) Motor Vehicles.  Sell, assign and transfer to the Buyer all of the
            --------------
Seller's right, title and interest in the motor vehicles of the Business set forth on the Schedule of Motor Vehicles attached hereto as Exhibit C and by this reference made a part hereof; and

        (d) Other Assets.  Sell, assign and transfer to the Buyer all of the
            ------------
Seller's rights, title and interest in: (i) the Medicare provider numbers and Medicaid provider numbers listed on the Schedule of Provider Numbers and the Telephone Numbers attached hereto as Exhibit A; (ii) the patients' list of the Business, as described in the Patients' List of the Business attached hereto as Exhibit F; and (iii) all other assets of any kind owned and utilized by Seller in the Business, including cash.

     2. Purchase Price.
        --------------

        (a) Purchase Price.  The purchase price for the Assets shall be Two
            --------------
Million Three Hundred Fifty Thousand Dollars ($2,350,000) in cash plus the assumption and payment by Buyer of the liabilities set forth on the Schedule of Liabilities assumed by Buyer attached hereto as Exhibit D (the "Purchase Price"). The Purchase Price shall be allocated among the Assets in the manner set forth on the Allocation Schedule attached hereto as Exhibit E and by this reference made a part hereof, and both parties hereto expressly consent to the allocation stated therein.

        (b) Method of Payment; Escrow Agreement.  Buyer will wire-transfer Two
            -----------------------------------
Million Two Hundred Fifty Thousand Dollars ($2,250,000) to Seller upon execution of this Agreement. A cash amount of One Hundred Thousand Dollars ($100,000) of the Purchase Price (the "Escrowed Cash") shall be pledged to Buyer by Seller at Closing to secure collection of accounts receivable and unpaid liabilities for the six (6) month period following the Closing Date. Buyer shall use its diligent best efforts to collect the Accounts Receivable. The Escrowed Cash shall be pledged pursuant to the terms of that certain Escrow Agreement, in the form attached hereto as Exhibit R and by reference made a part hereof (the "Escrow Agreement"), and shall be placed in escrow for a period of six (6) months (the "Escrow Period") with the law firm of Winderweedle, Haines, Ward & Woodman, P.A. ("WHWW"), to be held by WHWW pursuant to the terms of that certain Escrow Agreement.

     3. Indemnity Against Creditors' Claims.  Seller agrees to indemnify Buyer
        -----------------------------------
and hold Buyer harmless against all claims made by creditors of the Seller which relate to the Business and are not assumed by Buyer, including, but not limited to, reasonable attorneys' fees and costs in defending such claims. The Seller represents that there are no trade liabilities of any nature (accrued, absolute, contingent or otherwise), or liens, encumbrances or security interests on any of the Assets, except as disclosed in Exhibits D and G. Notwithstanding anything contained in this Agreement to the contrary, the Buyer expressly states that it is assuming no existing liabilities of any kind in connection with its purchase of the Assets except those listed on Exhibit D, which do not exceed Nine Hundred Twenty-Five Thousand Dollars ($925,000).

     4. Existing Obligations.  The Seller represents and warrants that, to the
        --------------------
best of its knowledge and belief, the debts, liabilities and obligations listed on the Schedule of liabilities assumed by Buyer attached hereto as Exhibit D and the Schedule of Liabilities attached hereto as Exhibit G completely and accurately reflects all of the Seller's "Existing Obligations" (as hereinafter defined) as of the Closing Date. The term "Existing Obligations" shall mean and refer to all of the Seller's debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise) on the Closing Date, including, but not limited to, any and all accounts payable, notes payable, trade payables, lease obligations, indebtedness for borrowed money, accrued interest and contractual obligations. Seller agrees to pay the Existing Obligations on Schedule G within ten (10) days following the Closing Date and to provide Buyer with evidence of such, including releases of liens to Buyer, within thirty (30) days following the Closing Date. The Seller acknowledges that the purchase price for the Assets is based in part on the accuracy of Seller's representations and warranties contained in this Agreement, including, but not limited to, the Seller's representations and warranties contained in this paragraph 4.

     5. Right of Offset Against the Escrowed Amount.  In the event that Buyer
        -------------------------------------------
pays for any debts or liabilities of Seller exceeding an aggregate amount of Nine Hundred Twenty-Five Thousand Dollars ($925,000) (amount paid by Buyer in excess of Nine Hundred Twenty-Five Thousand Dollars ($925,000) is herein referred to as the "Liabilities Deficiency") or (i) the value of Corporation's accounts receivable collected as of January 31, 1996 are determined to be less than seventy (70%) of accounts receivable as of November 1, 1995, as determined by actual cash collections of such receivables during the three (3) month period immediately following the Closing Date (the "Accounts Receivable Deficiency") or
(ii) the Corporation has, since July 31, 1995, made material expenditures or incurred obligations or liabilities, except in the ordinary course of business; declared or made any shareholder payment or distribution or purchased or redeemed any of its common capital stock or agreed to do so; mortgaged, pledged or subjected to lien or encumbrance any of its assets; sold or transferred any assets; suffered any damage or loss (not covered by insurance) materially affecting its properties; waived any rights of substantial value; or entered into any material transaction other than in the ordinary course of business (the "Subsequent Event Deficiency"), then, and in any of such events, Buyer shall have the right, for a period of six (6) months from the Closing Date, to make offset against the Escrowed Cash, in accordance with the terms and conditions of the Security Agreement and Escrow Agreement, in amounts from time to time equal to any Accounts Receivable Deficiency or Subsequent Event Deficiency which becomes known, is uncovered or arises during the six (6) month period following the Closing Date. In the event Buyer makes written request to Seller hereunder and Seller fails to make the requested payment within ten (10) days from the date of such written request (said ten
(10) day period hereinafter referred to as the "Notice Period"), Buyer shall have the right to make offset against the Escrowed Cash, in accordance with the terms and conditions of the Security Agreement and Escrow Agreement, in amounts from time to time equal to the amount of any Accounts Receivable Deficiency or Subsequent Event Deficiency which becomes known, is uncovered or arises during the six (6) month period following the Closing Date, and the Seller agrees to allow Buyer to make offset against the Escrowed Cash as herein provided. In the event an offset against the Escrowed Cash is to occur, an offset against One Dollar ($1.00) of the Escrowed Cash shall have the effect of reducing any amounts owed Buyer by Seller by One Dollar ($1.00). Buyer's right of offset against the Escrowed Cash shall terminate upon Buyer's verification of accounts receivable collections through January 31, 1996 which Buyer shall furnish in writing to Seller not later than February 15, 1996. The balance of the Escrowed Cash shall be distributed, with prorata interest, to Seller no later than April 30, 1996. Any accounts receivable not collected and which are the basis for payment to Buyer of amounts representing an Accounts Receivable Deficiency shall be assigned and transferred by Buyer to Seller.

     6. Effective Date.  The effective date for the transaction contemplated
        --------------
under this Agreement will be November 1, 1995 (herein sometimes referred to as the "Closing" or "Closing Date"). The date on which the Agreement is fully executed by both the Seller and Buyer is herein referred to as the "Closing" or the "Closing Date."

     7. Asset Condition and Quality.  All Assets of Seller to the best of
        ---------------------------
Seller's knowledge are free of defects and in good working order, condition and repair, except for ordinary wear and tear and minor repairs which are due in the ordinary course of business. All of the Assets on the Closing Date to the best of Seller's knowledge shall conform in all material respects with all applicable ordinances, regulations, zoning and other laws.

     8. Instruments of Conveyance and Transfer.  At the Closing:
        --------------------------------------

        (a) The Seller will deliver to the Buyer such bills of sale, assignments and other good and sufficient instruments of conveyance and transfer in form sufficient to sell, assign and transfer the Assets, such documents to contain full warranties of title, and which documents shall be effective to vest in the Buyer's good, absolute and marketable title to the Assets of the Business being transferred to the Buyer by Seller, free and clear of all liens, charges, encumbrances and restrictions of any kind, except as disclosed on Exhibit G hereto.

     (b) Simultaneously with such delivery, the Seller will take all steps as may be requisite to put the Buyer in actual possession, operation and control of the Assets to be transferred hereunder.

     9.  Sales and Transfer Taxes Fees; Waiver of Bulk Sales Law Compliance.
         ------------------------------------------------------------------

         (a) All applicable sales, transfer, use, filing and other taxes and fees that may be due or payable as a result of the conveyance, assignment, transfer or delivery of the Assets of the Business to be conveyed and transferred as provided herein, whether levied on the Seller or the Buyer, shall be borne by the Buyer, and the Buyer indemnifies the Seller in the event the Seller incurs expenses pertaining to such taxes and fees.

         (b) Buyer hereby waives compliance by Seller with the provisions of any applicable bulk sales or transfer law and agrees that none of the proceeds of the sale of the Assets will be applied as required by any such law, but will be paid to Seller as herein provided. Seller hereby agrees to pay any creditor of Seller such amounts as are due to any creditor of Seller as a result of noncompliance with any such law except for those liabilities assumed by Buyer hereunder and Seller shall indemnify, defend and hold harmless from any liabilities of Seller other than for the liabilities assumed.

     10. Restrictions on Operations of Seller.  Since July 31, 1995 through the
         ------------------------------------
Closing Date, the Seller has not, except in the ordinary course of business:

         (a) Sold, assigned or transferred any Assets;

         (b) Mortgaged, pledged, created a security in or otherwise encumbered any Assets;

         (c) Entered into any contract or transaction binding the Business;

         (d) Incurred any liabilities or indebtedness; or

         (e) Made any distribution of any kind to any of its shareholders except as disclosed in the Schedule of Distributions to Shareholders attached hereto as Exhibit H.

     11. Representations and Warranties by Seller.  As a material inducement to
         ----------------------------------------
the Buyer to execute and perform its obligations under this Agreement, the Seller hereby represents and warrants to the Buyer as follows:

         (a) Organization of Seller.  Seller is a corporation duly organized,
             ----------------------
validly existing and in good standing under the laws of the State of Utah and has requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement.

         (b) Litigation.  There are no actions, suits or proceedings affecting
             ----------
the transferred Assets which are pending or threatened against Seller or affecting any of its properties or rights, at law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign, nor is Seller or any of its officers or directors aware of any facts which to its or their knowledge might reasonably be expected to result in any such action, suit or proceeding. Seller is not in default with respect to any order or decree of any court or of any such governmental agency or instrumentality.

         (c) Compliance with Laws and Other Instruments.  The Seller is not in
             ------------------------------------------
violation of any material term or provision of any charter, bylaw, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation, and the execution and delivery of and performance and compliance with this Agreement will not result in the violation of or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien, encumbrance or charge upon any of the properties or assets of the Seller pursuant to any such term or provision.

         (d) Corporate Acts and Proceedings.  The sale and transfer of the
             ------------------------------
Assets by the Seller, as provided for in this Agreement, has been or will be approved and consented to by the Board of Directors of the Seller and by the requisite number of holders of its outstanding capital stock, and all action required by any applicable law by the shareholders of the Seller with regard to such sale or transfer of the Assets by Seller, have been appropriately authorized and accomplished.

         (e) Title to Assets.  Seller has good and indefeasible title to all
             ---------------
of the Assets being sold to Buyer pursuant to this Agreement, subject to only those liens disclosed on Exhibit G hereto.

         (f) No Default.  Seller is not in default in any respect under any of
             ----------
the contracts, agreements, leases, documents or other commitments to which it is a party or otherwise bound.

         (g) Brokers.  The introduction of the Seller to the Buyer and all
             -------
negotiations on the part of the Seller relative to this Agreement and the transaction contemplated hereunder have been effected and carried on by the Seller directly with the Buyer without the intervention of any dealer, finder, broker or other person.

         (h) Employment Contracts; Employees.  There are no written contracts of
             -------------------------------
employment between Seller and any officer or other employee of the Business, including Buyer. The information contained on the Schedule of Personnel Payroll and Advances attached hereto as Exhibit I is accurate and complete.

         (i) Employee Benefit Plans.  Seller has no pension, bonus,
             ----------------------
profit-sharing, or retirement plans for officers or employees of the Business, nor is Seller required to contribute to any such plan. Seller shall be responsible for submitting appropriate information to its employees of rights, obligations and duties caused by the sale of the Assets and Business pursuant to the terms of this Agreement.

         (j) Insurance.  All inventories, buildings and fixed assets owned or
             ---------
leased by Seller are and will be adequately insured against fire through the Closing Date. The information contained on the Schedule of Insurance Policies, attached hereto as Exhibit J, is accurate and complete.

         (k) Disclosure.  No representation or warranty by Seller in this
             ----------
Agreement or in any writing attached hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact, of which the Seller or any of its directors or stockholders have knowledge or notice required to make the statements herein or therein contained not misleading.

         (l) Officers, Directors and Shareholders.  As of the Closing Date,
             ------------------------------------
Richard C. Davies and Lane F. Call are the Shareholders of the Seller and the following individuals are all of the officers and directors of the Seller:


       Name                      Office/Position
-----------------    ---------------------------------------
Richard C. Davies    President, Chief Executive Officer and
                     Director

Lane F. Call         Vice President, Secretary-Treasurer and
                     Director

         (m) Cash Receipts.  The information contained on the Schedule of
             -------------
Collections for the period commencing August 1, 1994 and ending October 31, 1995 attached hereto as Exhibit K, is accurate and complete.

         (n) Accounts Receivable.  The information contained on the Schedule of
             -------------------
Accounts Receivable as of October 31, 1995, attached hereto as Exhibit L, is accurate and complete.

         (o) Inventory and Fixed Assets.  The information contained on the
             --------------------------
Schedule of Inventory and Fixed Assets as of October 31, 1995, attached hereto as Exhibit B, is accurate and complete.

         (p) Leases, Contracts and Agreements.  The information contained on the
             --------------------------------
Schedule of Leases, Contracts and Agreements as of October 31, 1995, attached hereto as Exhibit M, is accurate and complete.

         (q) Tax Returns and Financial Statements.  Seller has furnished Buyer
             ------------------------------------
with tax returns (the "Tax Returns") for the periods ended November 30, 1993 and November 30, 1994, and has furnished Buyer with financial statements (the "Financial Statements") for the periods ended November 30, 1993, November 30, 1994, and July 31, 1995 (the "Financial Statement Dates"), copies of which are attached hereto as Exhibit N and by this reference made a part hereof. The Financial Statements: (i) are in accordance with the books and records of the Seller; (ii) fairly represent the financial condition of the Seller at such dates and the results of its operations for the periods specified; (iii) were prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; (iv) with respect to all contracts and commitments of Seller, reflect adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income; and (v) with respect to any balance sheets, disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise) of the Seller at the Financial Statement Dates and include the appropriate reserves for all taxes and other accrued liabilities, except that certain contingent liabilities, if not disclosed on such balance sheets, shall be considered to be disclosed pursuant to this subparagraph, if disclosed on any Exhibit to this Agreement.

         (r) Adverse Business Developments.  No notice has been received by the
             -----------------------------
Seller of any new or substantially expanded firm or individual engaged in a business directly competitive to Seller in its primary service area within six
(6) months prior to the date hereof. Nor has Seller received, either orally or in writing, any notice specific to Seller of pending or threatened adverse action with respect to any Medicare, Medicaid, private insurance or third party payor reimbursement method, practice or allowance as to any business activity engaged by Seller, nor has Seller received nor been threatened with any claim for refund specific to Seller in excess of $500.00 by a Medicare or Medicaid carrier, except as disclosed in the Schedule of Proceedings attached hereto as Exhibit O.

     12. Representations and Warranties of Buyer.  Buyer represents and
         ---------------------------------------
warrants to Seller that:

         (a) Buyer is a duly organized, valid corporation under the laws of the Sate of Utah.

         (b) Buyer is duly authorized by law and corporate policy and approval to: (i) enter into this Agreement; (ii) make all warranties and representations made by Buyer herein; and (iii) issue all consideration provided for under the terms hereof, including, without limitation, the payment of all liabilities assumed by Buyer hereunder.

         (c) All signatures and agents designated as agents/officers for Buyer for signing purposes have the authority to bind the Buyer to the terms of this Agreement.

         (d) Buyer has the authority to cause the cash payment of the Purchase Price to be delivered in accordance with the terms of this Agreement.

         (e) Buyer will offer employment to those employees of Seller who meet the Buyer's usual and customary standards. Seller acknowledges that those employees who accept Buyer's offer of employment shall, consistent with Buyer's normal and customary employment standards, be at-will employees, terminable at any time after employment by Buyer without prior notice and without severance benefits of any type. However, such employees will be offered the benefits generally offered to Buyer's employees (with tenure from their date of hire with Seller) as set forth on Exhibit U attached hereto which shall include a waiver of any pre-existing condition clause contained in Buyer's health benefit plan and a waiver of required physical examination for entry into any life insurance plan maintained by Buyer. As used in this paragraph 12(e) "Buyer's ordinary and customary standards of employment and benefits generally offered to employees" shall mean those standards and benefits provided by Buyer's parent, RoTech Employee Benefits Corporation to the employees of RoTech Medical Corporation and its subsidiaries and affiliates.

     13. Conditions Precedent to Closing by Buyer. The obligation of the Buyer
         ----------------------------------------
to consummate this Agreement is subject to and conditioned upon the satisfaction, at or prior to the Closing Date, of each of the following conditions:

         (a) Compliance with Agreement.  All of the terms and conditions of this
             -------------------------
Agreement to be complied with and performed by the Seller on or before the Closing Date, shall have been complied with and performed; and

         (b) Representations and Warranties.  The representations and
             ------------------------------
warranties of the Seller in paragraph 11 shall be deemed to have been made again on the Closing Date and then be true and correct, subject to any changes contemplated by this Agreement. There shall have been no materially adverse change in the financial condition of the Seller; and

         (c) Non-Compete Agreement.  Each of Richard C. Davies, Lane F. Call,
             ---------------------
Thomas Pruess and Robert Muelleck shall have entered into a non-compete agreement substantially in the form attached hereto as Exhibit P and by this reference made a part hereof. Also, in the event any shareholder, director, officer or employee of Seller shall have entered into any employment, non-compete and/or non-disclosure agreements with Seller, Seller shall assign to Buyer, and hereby does assign to Buyer, all of Seller's rights under such agreement; and

         (d) Guaranty Agreements. Each of Richard C. Davies and Lane F. Call
             -------------------
shall have entered into a guaranty agreement substantially in the form attached hereto as Exhibit S; and

         (e) Termination of Employees.  Seller shall be responsible for
             ------------------------
terminating all of its employees and submitting appropriate information to Seller's employees of Seller's rights, obligations and dates in connection with such termination, including payment of accrued sick and vacation pay in accordance with Seller's current policies.

     14. Conditions Precedent to Closing by Seller.  Buyer shall have entered
         -----------------------------------------
into a lease agreement with Valley Leasing, a partnership owned by the shareholders of Seller, substantially in the form attached hereto as Exhibit Q.

     15. Survival of Representations and Warranties.  The representations and
         ------------------------------------------
warranties of Seller and Buyer contained and made pursuant to this Agreement shall survive the execution of this Agreement but shall terminate upon expiration of the Escrow Agreement.

     16. Corporate Covenant Not to Compete.  Seller hereby agrees that for a
         ---------------------------------
period of sixty (60) months from November 1, 1995, Seller will not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control, of or be connected with, in any manner, any home care business within fifty (50) miles of Layton, Utah, which business shall be in competition with any business engaged in by Seller or any office of RoTech Medical Corporation or any of its subsidiaries (or any of their subsidiaries).

     Seller agrees that the remedy at law for any breach by Seller of the foregoing will be inadequate and that Buyer shall be entitled to injunctive relief and reimbursement from Seller for all costs and expenses, including attorneys' fees and court costs, incurred by Buyer in connection with the enforcement oft his Covenant Not to Compete. If any provisions of this paragraph shall be held invalid, Seller agrees that such provisions shall be severed and the balance thereof shall remain valid and enforceable. In the event that a court of competent jurisdiction determines that the scope of business restricted or the time or geographic limitations imposed are too broad to be capable of enforcement, Seller agrees that such court may ignore such provisions and instead enforce the provisions as to such scope, time and geographical area as the court deems proper. This Covenant Not to Compete shall be governed by the laws of the State of Utah and any action involving this Covenant Not to Compete shall be brought in the court of appropriate jurisdiction in Davis County, Utah.

     17. Indemnification.  The Seller shall and hereby agrees to, indemnify and
         ---------------
hold harmless, the Buyer and its directors, officers, employees, agents and assigns at all times from and after the Closing Date against and in respect to any damages, as hereinafter defined. Damages as used herein, shall include any claims, actions, demands, losses, costs, expenses, liabilities (joint and several), penalties and damages, including counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereof, relating to the Buyer from: (a) any materially inaccurate representation made by Seller in or under this Agreement; (b) breach of any warranties made by Seller in or under this Agreement; (c) breach or default in the performance by Seller of any of the covenants to be performed by it hereunder; and (d) any debts, liabilities or obligations of the Seller pertaining to the Business, whether accrued, absolute, contingent or otherwise, due or to become due; but not for any liabilities assumed or disclosed hereunder and right of offset pursuant to paragraph 5.

     18. Use of Corporate Name.  Seller agrees to take all actions necessary to
         ---------------------
assist Buyer in obtaining the rights to utilize the corporate name "Valley Home Medical, Inc.," including, but not limited to, the execution of any assignments and consents to use. If Buyer attempts to utilize such name, Seller shall consent to Buyer's use of such names in the event such consent is required by any state, county or local governmental authority.

     19. Prepaid Items; Deposits; Etc.  All prepaid insurance premiums, rent
         -----------------------------
and utility deposits and similar items paid by or owing to the Seller by any person, firm or governmental entity shall be considered to be part of the Assets being purchased by Buyer and shall, upon the consummation of the transactions contemplated by this Agreement, be considered the property of Buyer.

     20. Miscellaneous.  This Agreement shall not be assignable by Seller or
         -------------
Buyer without the consent of the other. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, and their successors, any rights or remedies under or by reason of this Agreement.

     21. Expenses.  Except as otherwise stated herein, each of the parties shall
         --------
bear all expenses incurred by them in connection with this Agreement and in consummation of the transactions contemplated hereby in preparation thereof.

     22. Amendment and Waiver.  This Agreement may be amended or modified at any
         --------------------
time and in all respects, or any provisions may be waived by an instrument in writing executed by Buyer and Seller, or either of them in the case of a waiver.

     23. Notices.  All notices of request, demand and other communications
         -------
hereunder shall be addressed to the parties as follows:

     TO SELLER:

                      Valley Home Medical, Inc.
                      101 North Fort Lane
                      Layton, Utah  84041
                      Attn:  Richard C. Davies

     TO BUYER:
                      Valley Medical, Inc.
                      4506 L.B. McLeod Road, Suite F
                      Orlando, Florida  32811
                      Attn:  William P. Kennedy

     24. Choice of Law.  It is the intention of the parties that the laws of
         -------------
the State of Utah shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. Any action involving or relating to this Agreement shall be brought in the court of appropriate jurisdiction located in Davis County, Utah.

     25. Sections and Other Headings.  Section, paragraph and other headings
         ---------------------------
contained in this Agreement are for reference purposes only and shall not effecting any way the meaning nor interpretation of this Agreement.

     26. Counterpart Execution.  This Agreement may be executed in two or more
         ---------------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement. Facsimile signatures may be deemed binding for this Agreement, or any modification or amendment thereto, or any leases or other documents contemplated hereby, provided that originals of same are delivered within a reasonable time.

     27. Gender. All personal pronouns used in this Agreement shall include the
         ------
other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural whenever and as often as may be appropriate.

     28. Parties in Interest.  All the terms and provisions of this Agreement
         -------------------
shall be binding upon and inure to the benefit of, and be enforceable by Seller and Buyer and their respective successors and assigns.

     29. Entire Agreement.  This Agreement constitutes the entire agreement
         ----------------
between the parties hereto and there are no agreements, understandings, understandings, restrictions, warranties or representations between the parties other than those set forth herein or herein provided.

     IN WITNESS WHEREOF, the parties have cause this Agreement to be executed as of the date first-stated above.

                                    "Seller"

                                    VALLEY HOME MEDICAL, INC.,
                                       a Utah corporation

Signed, sealed and delivered
in the presence of:
                                  By /s/ Richard C. Davies
                                     ---------------------------------------
                                     Richard C. Davies, President
-------------------------------


                                  "Buyer"

                                  VALLEY MEDICAL, INC.,
                                     a Utah corporation

Signed, sealed and delivered
in the presence of:
                                  By /s/ William P. Kennedy
                                     ---------------------------------------
                                     William P. Kennedy, Chief Executive Officer
-------------------------------

STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

     On this 31st day of October, 1995, before me, a notary public for the State of Utah, personally appeared Richard C. Davies, known to me to be the President of Valley Home Medical, Inc., a Utah corporation, that he executed the within and foregoing instrument on behalf of said corporation and acknowledged to me that such corporation executed the same.


                                 /s/ Rosalie C. Gledhill
                                 ------------------------------------------
                                 NOTARY PUBLIC

                                 Residing in: Salt Lake City, Utah
                                 ------------------------------------------
My commission expires:

April 6, 1997
----------------------


STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

     The foregoing instrument was acknowledged before me this 31st day of October, 1995, by William P. Kennedy, as Chief Executive Officer of
Valley Home Medical, Inc., a Utah corporation on behalf of the corporation. He [X] is personally known to me or [ ] has produced _________________________ as identification.

                                 /s/ Rosalie C. Gledhill
                                 ------------------------------------------
                                 NOTARY PUBLIC

                                 Residing in: Salt Lake City, Utah
                                 ------------------------------------------
My commission expires:

April 6, 1997
----------------------